Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333- 81741 of Perry Ellis International, Inc. on Form S-8 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the entity’s change in method of accounting for intangible assets) appearing in the Annual Report on Form 10-K/A-1 of Perry Ellis International, Inc. for the year ended January 31, 2003.

DELOITTE & TOUCHE LLP

Miami, Florida

May 16, 2003